Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Neogen Corporation and subsidiaries of our reports dated July 30, 2026, relating to the consolidated financial statements and effectiveness of Neogen Corporation’s internal control over financial reporting, of Neogen Corporation (the Company), which appears in the Company’s Annual Report on Form 10-K for the year ended May 31, 2026.

/s/ BDO USA, P.C.

BDO USA, P.C.

Grand Rapids, MI

October 20, 2026

(date of signing consent)